Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Starks, John C. Heinmiller and Kevin T. O’Malley, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of St. Jude Medical, Inc. for the fiscal year ended December 31, 2005, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this 16th day of March, 2006, by the following persons.

/s/ DANIEL J. STARKS	/s/ MICHAEL A. ROCCA
Daniel J. Starks	Michael A. Rocca
Chairman, President and Chief Executive Officer	Director
(Principal Executive Officer)

/s/ JOHN C. HEINMILLER	/s/ DAVID A. THOMPSON
John C. Heinmiller	David A. Thompson
Executive Vice President and	Director
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ JOHN W. BROWN	/s/ STEFAN K. WIDENSOHLER
John W. Brown	Stefan K. Widensohler
Director	Director

/s/ RICHARD R. DEVENUTI	/s/ WENDY L. YARNO
Richard R. Devenuti	Wendy L. Yarno
Director	Director

/s/ STUART M. ESSIG	/s/ FRANK C-P YIN
Stuart M. Essig	Frank C-P Yin
Director	Director

/s/ THOMAS H. GARRETT III
Thomas H. Garrett III
Director